Investor Presentation June 30, 2020 Simone Lagomarsino President & Chief Executive Officer Laura Tarantino Executive Vice President & Chief Financial Officer

Forward‐Looking Statement This communication contains a number of forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward‐looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. All statements contained in this communication that are not clearly historical in nature are forward‐looking, and the words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," “impact,” "intend," "seek," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases are generally intended to identify forward‐looking statements. These forward‐looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward‐ looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward‐looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward‐looking statements. The COVID‐19 pandemic is adversely affecting us, our customers, counterparties, employees, and third‐party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID‐19, could affect us in substantial and unpredictable ways. Other factors include, without limitation, the “Risk Factors” referenced in our Annual Report on Form 10‐K for the year ended December 31, 2019 and other reports we file with the Securities and Exchange Commission (“SEC”). The risks and uncertainties listed from time to time in our reports and documents filed with the SEC include the following factors: challenges and uncertainties regarding the COVID‐19 pandemic, business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the occurrence of significant natural or man‐made disasters, including fires, earthquakes, and terrorist acts; public health crisis and pandemics, including the COVID‐19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; our management of risks inherent in our real estate loan portfolio, and the risk of a prolonged downturn in the real estate market; our ability to achieve organic loan and deposit growth and the composition of such growth; the fiscal position of the U.S federal government and the soundness of other financial institutions; changes in consumer spending and savings habits; technological and social media changes; the laws and regulations applicable to our business; increased competition in the financial services industry; changes in the level of our nonperforming assets and charge‐offs; uncertainty regarding the future of LIBOR; our involvement from time to time in legal proceedings and examination and remedial actions by regulators; the composition of our management team and our ability to attract and retain key personnel; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems; and potential exposure to fraud, negligence, computer theft and cyber‐crime. Luther Burbank Corporation ("LBC", the "Company", "we", "us", or "our") can give no assurance that any goal or expectation set forth in forward‐looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. These forward‐looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward‐looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated eventsor circumstances, except as required by law. 2

Use of Non‐GAAP Financial Measures This investor presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore, are considered non‐GAAP financial measures. The Company’s management uses these non‐GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non‐GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant changes in the current period. The Company’s management also believes that investors find these non‐GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operatingtrends. However, the non‐GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‐GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their similar financial measures or with names similar to the non‐ GAAP financial measures we have discussed herein when comparing such non‐GAAP financial measures. Below is a listing of the non‐GAAP financial measures used in this investor presentation. • Pro forma items include provision for income taxes, net income, return on average assets, return on average equity and earnings per share. Prior to January 1, 2018, these pro forma amounts are calculated by adding back our franchise S‐Corporation tax to net income, and using a combined C‐Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the changes in our status as a S‐Corporation and does not give effect to any other transaction. • Efficiency ratio is defined as noninterest expenses divided by operating revenue, which is equal to net interest income plus noninterest income. • Tangible book value and tangible stockholders’ equity to tangible assets are non‐GAAP measures that exclude the impact of goodwill and are used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill vary extensively from company to company, we believe that the presentation of these non‐GAAP financial measures allows investors to more easily compare the Company’s capital position to other companies. A reconciliation to these non‐GAAP financial measures to the most directly comparable GAAP measures are provided in the appendix to this investor presentation. 3

LBC Responding to COVID‐19 Our Depositors Our Borrowers Our Employees Our Communities • Branch offices remain open • Increased staffing dedicated  • Remote work capabilities  • Increased contributions  • Ability to transact business  to handling borrower  and flexible working hours to  to nonprofit programs  via mobile, online or by  inquiries maintain our productivity  that provide access to  telephone  • Modifications with no  and efficiency while  food and shelter for  • Increased ATM withdrawal  payments for 6 months for  minimizing COVID‐19  those most in need limits and no ATM fees;  SFR first‐time home buyer  exposure risk • Donated N95 masks to  waivers of certain early  borrowers • Reduced branch hours from  local hospital withdrawal penalties and  • Modifications with no  10 a.m. to 3 p.m. to limit  • Sponsored four non‐ overdraft fees payments for 3 to 6 months  public exposure profit partners utilizing  • Customer mailings and  for portfolio Single Family  • Special wellness payments  FHLB AHEAD Program to  website postings: LBC  Residential (“SFR”) and  for eligible branch  provide funding for  contact information; how to  Commercial Real Estate  employees targeted economic  transact business; greater  (“CRE”) borrowers • Implemented federal, state,  development projects  awareness around scams  • Accepting applications and  and local guidance on  and non‐AHP‐eligible  and cybercriminals; and links  continuing to originate new  protective measures,  housing initiatives that  to the CDC/WHO real estate loans with  including social distancing  create benefits for low‐ tightened credit  protocols and providing  and moderate‐income  underwriting guidelines disinfectants/hand sanitizer communities • Frequent communication  about access to employee  benefits 4

Liquidity Management Liquidity Position (Dollars in thousands) As of 6/30/2020 % of Assets Unrestricted Cash & Cash Equivalents  $             154,477  2.2% Unencumbered Liquid Securities                 647,394  9.0% Unutilized Brokered Deposit Capacity (1)                 552,528  7.7% FHLB Borrowing Capacity (2)                 613,087  8.6% FRB Borrowing Capacity (2)                 167,215  2.3% Commercial Lines of Credit                   50,000  0.7%      Total Liquidity  $         2,184,701  30.5% Total Assets  $         7,168,346  Securities Portfolio (3) Other Borrowings 2% 0% 2% Amount Agency Residential MBS and Outstanding  Cost of  CMOs Type 6/30/2020 Borrowings (4) Agency Commercial MBS & 41% CMOs FHLB Advances $962 million 2.31% Agency bonds 55% Senior Notes $94 million 6.68% CRA Qualified Investment Fund (CRAIX) Other Investments Trust Preferred  $62 million 2.68% (1) Capacity based on internal guidelines.   (2) Capacity based on pledged loan collateral specific to lending bank.  (3) At 6/30/2020, the securities portfolio had a net unrealized gain position of $9.3 million.  (4) For the six months ended 6/30/2020.  5

Limited Exposure to Nonresidential CRE

6/30/2020 Loan Portfolio Composition



Commercial Real Estate 4%
Other Loans 0%
Construction & Land Development 0%
Single Family Residential 31%
Multifamily Residential 65%

($ in 000's)	Count		Balance	Weighted Avg. LTV [1]	% of Total Loans
Multifamily Real Estate	**2,539**	**$**	**4,082,224**	**56.9%**	**65.0%**
Single Family Real Estate	**2,103**		**1,969,563**	**64.5%**	**31.3%**
Commercial Real Estate Type:					
Strip Retail	23		49,167	51.4%	0.8%
Mid Rise Office	7		39,343	65.2%	0.6%
Low Rise Office	15		26,778	55.5%	0.4%
Medical Office	7		20,645	62.9%	0.3%
Shopping Center	5		14,638	53.8%	0.2%
Multi-Tenant Industrial	8		12,874	49.3%	0.2%
Anchored Retail	3		12,544	54.2%	0.2%
Mixed Use > 50% Commercial	11		10,945	47.5%	0.2%
Unanchored Retail	7		8,578	44.8%	0.1%
Shadow Retail	4		7,008	59.8%	0.1%
Warehouse	4		3,102	41.4%	0.0%
Flex Industrial	3		2,519	64.8%	0.0%
Restaurant	2		1,542	34.3%	0.0%
Light Manufacturing	1		1,361	50.2%	0.0%
Other	1		91	17.4%	0.0%
Commercial Real Estate	**101**		**211,135**	**55.5%**	**3.4%**
Construction & Land Development	**13**		**18,017**	**51.9%**	**0.3%**
Non-mortgage Loans	**1**		**100**	**N/A**	**0.0%**
Total	**4,757**	**$**	**6,281,039**	**59.3%**	**100.0%**

(1) Construction and land development LTV is calculated based on an "as completed" property value.

Other Loan Notes:

- At June 30, 2020, the Bank had four secured lines of credit with a total commitment of $5.6 million. There are no unsecured lines of credit in the portfolio.
- LBC did not participate in the Paycheck Protection Program given the small amount of business clients in our customer base.

Luther Burbank® | Corporation
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COVID-19 Hardship Modifications

Completed Applications Received by Month



600
500
400
300
200
100
0
147
273
62
10
492
Mar-20
Apr-20
May-20
Jun-20
Total
Applications Received
Approved
Withdrawn/Denied

Applications by Status



Application Under Review 1%
Approved Docs Out 1%
Approved Not Accepted 7%
Denied 13%
Withdrawn 20%
Modification Completed 58%

Payment Deferral Loan Modifications as of June 30, 2020

	Total Loans Modified [1]							Total Loans Returned to Payment Status [1]			
($ in 000's)	# of Loans	Current Balance	% of Loan Portfolio Segment	Weighted Avg. LTV	Weighted Avg. DSC[2]	Weighted Avg. DTI[2]	Monthly Cashflow Impact	# of Loans	Current Balance	% of Total Modified Loans	Monthly Cashflow Impact
Multifamily residential	99	$ 173,009	4.3%	60.2%	1.37	N/A	$ 790	20	$ 23,615	13.6%	$ 117
Single family residential	152	171,891	8.8%	69.1%	N/A	39.4%	697	14	15,296	8.9%	52
Commercial real estate	20	53,485	25.4%	57.3%	1.43	N/A	285	4	16,075	30.1%	83
Total	271	$ 398,385	6.4%	63.6%	1.39	39.4%	$ 1,772	38	$ 54,986	13.8%	$ 252

(1) As of June 30, 2020, 2 single family loans totaling $2.2 million have paid off subsequent to their modification and are excluded from the table above.
(2) Weighted average DSC and DTI are pre-COVID-19 measures.

Luther Burbank® | Corporation

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Allowance for Loan Losses  Q2 2020 Allowance for Loan Losses Components Rollforward ($ in 000's)  Balance 3/31/2020 Allowance for Loan Losses$                    40,657      COVID‐19 impact                          3,941      Increase due to criticized loans                         1,229      Net recoveries                               78      Other changes                               80 6/30/2020 Allowance for Loan Losses$                    45,985 YTD 6/30/2020 Allowance for Loan Losses Components Rollforward ($ in 000's)  Balance 12/31/2019 Allowance for Loan Losses$                    36,001      COVID‐19 impact                        10,084      Increase due to criticized loans                            236      Net charge‐offs                           (566)      Other changes                            230 6/30/2020 Allowance for Loan Losses$                    45,985 8

Capital Management   Tier 1 Leverage Ratio Common Equity Tier 1 Risk‐Based Ratio 14.7% 9.1% $365mm, or  $307mm, or  128%, above  110%, above  regulatory  regulatory  minimum minimum 7.0% 4.0% Regulatory Minimum 6/30/2020 Regulatory Minimum 6/30/2020 Tier 1 Risk‐Based Capital Ratio Total Risk‐Based Capital Ratio 16.3% 17.4% $309mm, or  $277mm, or  91%, above  66%, above  regulatory  regulatory  10.5% minimum 8.5% minimum Regulatory Minimum 6/30/2020 Regulatory Minimum 6/30/2020 • After returning excess capital to shareholders over the past few years, our capital ratios continue to be well above regulatory minimums. • Common shares outstanding at June 30, 2020 were reduced by 3.6 million shares, or 6%, compared to December 31, 2019. • Returned $41.0 million to shareholders during the first six months of 2020 • Net share repurchases of $34.7 million  • Quarterly common stock dividend of $0.0575 per share, or $6.3 million 9

Franchise Overview and Financial Highlights


WA
OR
CA
San Francisco
Los Angeles

Our Small Network of Large Branches

#	Branch Location	Date Established	June 30, 2020 Deposits ($mm)
1	Santa Rosa	Oct. 1983	$ 1,113.8
2	San Rafael	Sep. 1996*	575.0
3	Encino	Aug. 2007	479.5
4	Beverly Hills	Jul. 2010	390.0
5	Los Altos	Aug. 2000	300.3
6	Pasadena	May 2009	329.0
7	Toluca Lake	Jan. 2008	303.8
8	Long Beach	Jun. 2015	282.9
9	San Jose	Jun. 2012	229.9
10	Bellevue	Jun. 2018	92.5
11	El Segundo	Jan. 2020	16.4
	Wholesale Deposits		380.0
	Business Banking		890.4
A	Corporate Office		1,270.4
	Total Deposits		$ 5,383.5

** Acquisition date*

Branch (11)

Loan Production Office (8)

*** Highlighted counties indicate primary lending markets*

Financial Highlights 6/30/2020(1)

Total Assets ($mm)	$7,168
Total Loans HFI($mm)	$6,281
Total Deposits ($mm)	$5,384
Loans / Deposits	117%
Tangible Common Equity / Tang. Assets	8.3%
Leverage Capital Ratio	9.1%
Total Risk-Based Capital Ratio	17.4%
Total CRE Loans(2) / Total Risk-Based Capital	617%
ROAA	0.48%
ROAE	5.55%
Net Interest Margin	1.86%
EPS - Fully Diluted	$0.31
Efficiency Ratio	48.3%
Noninterest Expense / Avg. Assets	0.91%
NPAs / Assets	0.07%
ALLL / Loans HFI	0.73%
Full-Time Employees (FTE)	285

(1) Financial data as of or for the six months ended 6/30/2020. See non-GAAP reconciliation in Appendix hereto.
(2) Includes multifamily residential, commercial real estate, and construction loans.

Luther Burbank® | Corporation

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Key Highlights 1. History of Profitability 1  Recorded consecutive quarterly profits since our second  History of quarter of operations Profitability  Survived and prospered through numerous economic cycles  during our more than 36‐year history 2. Well‐Positioned in Strategic Markets  West Coast gateway cities in supply‐constrained markets  with strong job growth and limited affordable housing 6 2  Achieve deeper penetration of our lending and deposit  Efficient Well‐Positioned in  gathering operations in our attractive West Coast markets Operations Strategic Markets  Expand into contiguous markets on the West Coast to  complete our Seattle to San Diego footprint 3. Demonstrated Organic Growth Engine  Multifamily: professional real estate investors focused on  investing in stable, cash‐flowing assets  Single Family: primary residence, second home or  investment property  Retail Deposits: strong base built on a high level of service,  competitive rates and our reputation for strength and  security 4. Strong Management Team and Robust Infrastructure  Led by President & CEO Simone Lagomarsino (31+ years of  5 3 banking experience) Demonstrated Strong  Invested heavily in people and infrastructure over the last  Organic Growth Asset Quality Engine several years 5. Strong Asset Quality  Our most important focus  Strict, quality oriented underwriting and credit monitoring  processes 4  0.07% NPAs / Total Assets Strong Management Team and  6. Efficient Operations Robust Infrastructure  Maintain a small network of large branches ($374 million  avg. branch size)  48.3% efficiency ratio, 0.91% noninterest expense / average  assets and 285 FTEs Note: Financial data as of or for the six months ended 6/30/2020.  See non‐GAAP reconciliation in Appendix hereto. 11

Top Multifamily Lenders in the United States

Top 25 Banks and Thrifts by Multifamily Loans

(Dollars in billions)			As of March 31, 2020		Change Since (%)		Delinquency	
Rank	Institution Name	Headquarters	Total Assets	Multifamily Loans	December 31, 2019	March 31, 2019	% of Multifamily(1)	Change Since (bps) March 31, 2019
1.	JPMorgan Chase & Co.	New York, NY	3,139.4	74.77	1.1	4.8	0.18	5
2.	New York Community Bancorp Inc.	Westbury, NY	54.3	31.30	0.4	4.5	0.02	0
3.	Wells Fargo & Co.	San Francisco, CA	1,981.3	14.96	6.0	11.2	0.15	(6)
4.	Signature Bank	New York, NY	53.1	14.86	(1.5)	(5.9)	0.21	20
5.	Capital One Financial Corp.	McLean, VA	396.9	12.93	5.6	14.3	0.16	12
6.	First Republic Bank	San Francisco, CA	123.9	12.82	3.6	19.2	0.00	(2)
7.	Santander Holdings USA Inc.	Boston, MA	152.1	8.53	(0.8)	0.4	0.73	8
8.	Investors Bancorp Inc.	Short Hills, NJ	26.7	7.65	(2.4)	(6.6)	1.04	25
9.	Citigroup Inc.	New York, NY	2,219.8	7.56	(4.6)	(0.3)	1.76	168
10.	MUFG Americas Holding Corp.	New York, NY	165.7	7.49	2.5	29.5	0.21	7
11.	PNC Financial Services Group Inc.	Pittsburgh, PA	445.6	6.58	1.9	23.4	0.17	(3)
12.	Bank of America Corp.	Charlotte, NC	2,620.0	5.38	6.6	10.4	0.09	5
13.	Valley National Bancorp	Wayne, NJ	39.1	5.26	0.6	36.7	0.03	(10)
14.	Truist Financial Corp.	Charlotte, NC	506.2	5.09	1.1	90.5	0.10	(39)
15.	Sterling Bancorp	Montebello, NY	30.3	4.74	(2.9)	0.9	0.16	1
16.	M&T Bank Corp.	Buffalo, NY	124.6	4.62	9.7	17.6	0.59	(22)
17.	TD Group US Holdings LLC	Wilmington, DE	447.3	4.56	1.7	14.1	0.15	(7)
18.	Key Corp.	Cleveland, OH	157.0	4.39	4.3	(8.5)	0.12	(12)
19.	**Luther Burbank Corp.**	**Santa Rosa, CA**	**7.1**	**4.06**	**1.8**	**7.7**	**0.04**	**(2)**
20.	U.S. Bancorp	Minneapolis, MN	542.9	3.95	2.2	7.4	0.38	8
21.	CIBC Bancorp USA Inc.	Chicago, IL	49.0	3.87	1.8	21.9	0.00	(4)
22.	People's United Financial Inc.	Bridgeport, CT	60.4	3.75	(1.3)	19.1	0.62	56
23.	PacWest Bancorp	Beverly Hills, CA	26.1	3.60	0.7	11.4	0.01	1
24.	Umpqua Holdings Corp.	Portland, OR	27.5	3.52	(1.3)	6.1	0.02	(7)
25.	HSBC North America Holdings Inc.	New York, NY	297.5	3.50	3.8	38.7	0.00	0
	Banking Industry Aggregate(2)			**468.69**	**2.2**	**7.5**	**0.32**	**9**

Source: SNL Financial.

(1) Represents delinquent multifamily loans as a percentage of total multifamily loans. Delinquent loans include 30+ days past due and nonaccrual loans.
(2) Includes all U.S. commercial banks, savings banks and savings and loan associations.

Luther Burbank® | Corporation

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Luther Burbank Peer Group

- **Includes all major exchange-traded banks and thrifts nationwide with:**

✓ **Total assets > $1 billion** ✓ **Gross loans / assets > 65%** ✓ **Multifamily loans / total loans > 30%** ✓ **MFR + SFR + CRE / total loans > 75%**

General Information					Profitability							Capital & Balance Sheet Ratios				Asset Quality[1]			Bal. Sheet Growth[2]	
Institution Name	Ticker	State	Total Assets ($bn)	Multifamily Loans ($bn)	ROAA (%)	ROAE (%)	NIM (%)	Yield on Loans (%)	Cost of Deposits (%)	NIE / Avg. Assets (%)	Eff. Ratio (%)	TCE / TA (%)	Leverage Ratio (%)	Total Capital Ratio (%)	Loans / Deposits (%)	LLR / Loans (%)	NPA / Loans + OREO (%)	NCO / Avg. Loans (%)	Gross Loans CAGR (%)	Total Deposits CAGR (%)
Luther Burbank Corporation	**LBC**	**CA**	**7.1**	**4.1**	**0.43**	**4.92**	**1.88**	**3.91**	**1.90**	**0.96**	**51.5**	**8.5**	**9.4**	**17.5**	**116**	**0.65**	**0.11**	**0.04**	**10.7**	**15.2**
Peer Group:																				
1. Dime Community Bancshares, Inc.	DCOM	NY	6.3	3.2	0.54	5.35	2.76	4.10	1.26	1.67	57.5	8.2	9.8	15.2	119	0.70	0.35	0.00	-2.4	-1.0
2. Empire National Bank		NY	1.0	0.3	0.26	2.84	2.60	4.41	1.39	2.13	79.4	9.9	9.2	16.5	75	1.04	0.74	0.00	9.8	8.7
3. First Foundation Inc.	FFWM	CA	6.5	2.9	0.83	8.41	3.05	4.48	1.58	2.08	58.2	8.2	8.4	11.0	105	0.43	0.23	0.01	21.8	25.1
4. Flushing Financial Corporation	FFIC	NY	7.2	2.3	(0.08)	(0.96)	2.50	4.23	1.62	1.80	85.0	7.4	8.6	13.2	120	0.47	0.39	0.08	6.5	4.8
5. Investors Bancorp, Inc.	ISBC	NJ	26.7	7.7	0.60	6.00	2.69	NA	1.39	1.60	53.8	9.4	9.7	14.3	115	1.14	0.55	0.15	3.9	5.5
6. Kearny Financial Corp.	KRNY	NJ	6.8	2.1	0.55	3.39	2.55	4.22	1.49	1.68	66.5	13.0	13.3	22.8	106	0.81	0.96	0.00	14.1	14.5
7. Malaga Bank F.S.B.		CA	1.3	1.0	1.38	10.96	2.92	4.04	0.98	0.96	32.7	12.7	12.7	21.9	145	0.31	0.00	0.00	7.9	1.0
8. Marquette Bank		IL	1.6	0.5	0.26	2.37	3.48	4.24	0.51	3.24	78.3	8.9	8.6	13.9	86	1.33	2.32	(0.01)	1.8	1.4
9. New York Community Bancorp, Inc.	NYCB	NY	54.3	31.3	0.75	6.00	2.01	3.76	1.50	0.94	48.1	7.2	8.5	13.2	132	0.38	0.14	0.10	2.1	3.2
10. Northfield Bancorp, Inc.	NFBK	NJ	5.0	2.4	0.37	2.59	2.58	4.07	1.19	1.26	NA	13.4	13.2	NA	99	1.05	0.47	0.01	5.3	8.1
11. Opus Bank		CA	8.4	3.9	(4.24)	(32.24)	2.82	4.07	1.02	6.95	63.7	8.7	9.6	15.1	88	0.86	0.10	(0.04)	1.7	0.1
12. Provident Savings Bank, F.S.B.		CA	1.1	0.5	0.48	4.70	3.37	4.21	0.40	2.66	72.7	10.4	10.4	18.5	108	0.85	1.78	(0.01)	-3.4	-3.5
13. Waterstone Financial, Inc.	WSBF	WI	2.1	0.6	1.21	6.21	2.80	4.60	1.77	6.94	NA	18.1	18.4	23.9	150	0.79	0.63	(0.01)	5.5	3.9
Average:					**0.22**	**1.97**	**2.78**	**4.20**	**1.24**	**2.61**	**63.3**	**10.4**	**10.8**	**16.6**	**111**	**0.78**	**0.67**	**0.02**	**5.7**	**5.5**
Median:					**0.54**	**4.70**	**2.76**	**4.22**	**1.39**	**1.80**	**63.7**	**9.4**	**9.7**	**15.2**	**108**	**0.81**	**0.47**	**0.00**	**5.3**	**3.9**

Source: SNL Financial. GAAP data when available, otherwise FR Y-9C's and bank call reports as of or for the three months ended 3/31/2020. Note that SNL earnings ratios may differ from Company as SNL annualizes one quarter rather than using data for 12 months.

(1) Nonperforming assets ("NPA") includes performing troubled debt restructurings.

(2) Compound annual growth rate ("CAGR") from 12/31/2016 to 3/31/2020.

Luther Burbank® | *Corporation*

13

Our Lending Business Multifamily Residential Loans Single Family Residential Loans Property Types: Markets:  Both owner‐occupied and investor owned  High barrier to entry for new development; little land to develop Broker Network:  Limited supply of new housing  Primarily third party mortgage brokers with the intention of   High variance between cost to own and rent retaining these loans in our portfolio Deals: Originations:  Stabilized and seasoned assets  Majority are for purchase transactions  Older, smaller properties with rents at/below market levels,   Also provide refinancing catering to lower and middle income renters Underwriting Focus: Sponsors:  Debt ratios  Experienced real estate professionals who desire regular   Loan to Value income/cash flow streams and are focused on building wealth   Credit scores steadily over time  Borrower’s liquidity and cash reserves Multifamily Portfolio Highlights Single Family Portfolio Highlights  $1.6 million average loan balance  $937 thousand average loan balance  15.0 units average  65% average loan‐to‐value ratio  57% average loan‐to‐value ratio  751 average credit score  1.52x average debt service coverage ratio 0.07% NPAs / Assets 0.08% NPLs / Loans Note: Data as of 6/30/2020. 14

Our Lending Products Multifamily / Commercial Real Estate Lending Single Family Residential Lending  First Mortgages  First Mortgages  Hybrid Structures  Hybrid Structures • 25‐ or 30‐year amortization • 30‐ or 40‐year amortization • 10‐, 25‐ or 30‐year maturities • 30‐ or 40‐year maturities • 3‐, 5‐, 7‐ or 10‐year fixed rate periods • 3‐, 5‐, 7‐ or 10‐year fixed rate periods  Interest Only Option  Full Documentation • Lower loan‐to‐value ratios  Interest Only  • Underwrite at amortizing payment  Purchase or Refinance Transactions  Investor‐Owner Purchase or Refinance  Primary Residence, Second Home or Investor  programs  Lines of Credit  Low‐ and Moderate‐income lending program • Real estate secured only/ specific business  purpose/ fully adjustable/ short term • 30‐year fixed mortgages and forgivable second  mortgages for first time homebuyers 15

Loan Portfolio Historical Loan Growth Loan Portfolio Composition 3.81% yield on loans(1); 4.10%  weighted average coupon Multifamily Loans by Lending Area Single Family Loans by Lending Area Oregon Oregon 3% 0% Washington 7% Washington 12% NorCal SoCal (LA / OC) 32% 47% NorCal 23% SoCal (LA / OC) 52% SoCal  (Other) SoCal (Other) 10% 14% (1) As of or for the six months ended 6/30/2020. 16

Asset Quality Nonperforming Assets(1) / Total Assets Asset Quality ‐ Nonperforming Assets ($ in millions) $30.0 1.50% $20.0 1.00% $10.0 0.50% $6.9  $6.3  $5.6  $4.9  $2.7  $2.0  0.12%  $0.0 0.09%  0.08%  0.00% 0.05%  0.03%  0.07%   December 31,  December 31,  December 31, December 31, March 31, June 30, 2016 2017 2018 2019 2020 2020 Nonperforming Assets (excluding performing troubled debt restructuings) Nonperforming Assets / Total Assets Culture Approach Results  Risk management is a core competency of   Continuous evaluation of risk and return  6/30/2020 NPAs / Total Assets of 0.07%;  our business NPLs / Total Loans of 0.08%  Strict separation between business   Extensive expertise among our lending  development and credit decisions  NPAs and loans 90+ days past due to total  and credit administration staff and  assets have been at low levels since 2016  Vigilant response to adverse economic  executive officers conditions and specific problem credits  Only one foreclosure in the past five years  Credit decisions are made efficiently and   Strict, quality oriented underwriting and  consistent with our underwriting  credit monitoring processes standards (1) Excludes performing troubled debt restructurings. 17

Loan Origination Volume and Rates Total Loans Originated YTD ($ in millions) & Weighted Average Loan Coupon $3,000 5.00% 4.63% 4.35% 4.50% 4.00% $2,500 3.86% 4.00% 3.51% 3.50% $2,000 $2,073.6  $2,140.3  $2,047.8  3.00% $1,564.1 $1,500 2.50% Q4 $412.7  4.15% 2.00% $1,000 $382.4  Q3 4.26% $821.0 1.50% $487.9  1.00% $500 Q2 $457.5  Q2 4.44% 3.78% 0.50% Q1 $311.5  Q1 $333.1  4.62% 3.98% $0 0.00% December 31, December 31, December 31, December 31, June 30, 2016 2017 2018 2019 2020 Pipeline: • Total loan pipeline at June 30, 2020 is $132.6 million ($87.6 million CRE at 3.852% WAC, $39.5 million SFR at 3.979% WAC & $5.5 million  LOC at 5.000% WAC). A portion of our pipeline will ultimately fallout/not fund and loans without rate locks are subject to ongoing rate  increases/decreases. • Q2 2019 originations include a $10.1 million CRE loan purchase.  • Q1 2020 originations include a $20.4 million CRE loan purchase.  18

CRE Loan Origination Volume and Rates CRE Loans Originated YTD ($ in millions) & Weighted Average Loan Coupon $1,500 5.00% 4.60% 4.40% 4.50% 4.02% $1,250 3.86% 4.00% 3.43% 3.50% $1,000 $972.9 $1,366.8  $1,218.3  3.00% Q4 $246.9  4.16% $750 $1,091.4  2.50% Q3 $215.3  2.00% 4.34% $486.6 $500 1.50% Q2 $303.4  Q2 $269.1  4.49% 3.78% 1.00% $250 0.50% Q1 $207.3  Q1 $217.5  4.61% 3.95% $0 0.00% December 31, December 31, December 31, December 31, June 30, 2016 2017 2018 2019 2020 • Q2 2019 originations include a $10.1 million CRE loan purchase.  • Q1 2020 originations include a $20.4 million CRE loan purchase.  19

SFR Loan Origination Volume and Rates SFR Loans Originated YTD ($ in millions) & Weighted Average Loan Coupon $1,000 5.00% 4.67% 4.29% 4.50% 3.94% 3.86% $800 5.15% 4.00% 3.56% 3.50% $591.2 $600 $828.8  3.00% $815.5  Q4 $165.8  2.50% $756.1  4.14% $400 2.00% $167.1  $334.4 Q3 4.16% 1.50% $218.8  $200 1.00% Q2 $154.1  Q2 3.78% 4.34% 0.50% Q1 $104.2  Q1 $115.6  4.02% $0 4.63% 0.00% December 31, December 31, December 31, December 31, June 30, 2016 2017 2018 2019 2020 20

Loan Portfolio Rates 5.000% 4.800% 4.600% 4.400% 4.200% 4.000% 3.800% 3.600% 3.400% 3.200% Rate on Originations Rate on Principal Reductions/Sales Rate on Loan Portfolio 3.000% Jul Jul Jul Jul Jan Jan Jan Jan Jan Jun Jun Jun Jun Jun Oct Oct Oct Oct Apr Apr Apr Apr Apr Feb Sep Feb Sep Feb Sep Feb Sep Feb Dec Dec Dec Dec Aug Aug Aug Aug Nov Nov Nov Nov Mar Mar Mar Mar Mar May May May May May 2016 2017 2018 2019 2020 • At June 30, 2020, loans representing 66% of the loan portfolio, or $4.1 billion in aggregate outstanding principal balance, are at their floors, and 47% of those loans  have fully indexed rates above their floors by approximately 0.31%.  21

CPR Loan 13.00% 18.00% 23.00% 28.00% 33.00% 38.00% 43.00% 3.00% 8.00% CPR Jan   Prepayment   Feb based Mar   on Apr   12   May month 0621 0821 2020 2019 2018 2017 2016 Jun   Jul rolling Aug   Sep average Oct   Nov of   Dec monthly Jan     Feb prepayment Speeds Mar Apr May   rates Jun   Jul (SMM) Aug Sep Oct Total Nov   Dec Loans Jan Feb Mar Apr May SFR   Jun Loans Jul Aug Sep Oct Nov CRE Dec   Jan Loans Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May 22 Jun

Deposit Composition Historical Deposit Growth & Portfolio Composition Deposit Breakdown by Branch ($ in millions) (1) Total Deposits ($ in millions) Total  $6,000   Branch Location Consumer Business Wholesale Deposits  $5,383.5  $5,234.7  $5,285.4  Santa Rosa  $   1,088.9  $              24.9  $              0.00     $      1,113.8  $5,001.0  $5,000 San Rafael 523.8 51.2 0.0 575.0 $3,951.3  Encino 475.2 4.3 0.0 479.5 $4,000 $3,334.0  Beverly Hills 386.3 3.7 0.0 390.0 $3,000 Los Altos 294.1 6.2 0.0 300.3 Pasadena 326.8 2.2 0.0 329.0 $2,000 Toluca Lake 276.1 27.7 0.0 303.8 $1,000 December 31, December 31, December 31, December 31, March 31, June 30, Long Beach 275.8 7.1 0.0 282.9 2016 2017 2018 2019 2020 2020 San Jose 153.8 76.1 0.0 229.9 Noninterest‐bearing Deposits 1% Bellevue 87.6 4.9 0.0 92.5 El Segundo  15.0 1.4 0.0 16.4 MMDAs &  Other Savings  Corporate Office 0.0 890.4 380.0 1,270.4 Deposits Time Deposits 28%   Total Deposits  $   3,903.4  $      1,100.1  $             380.0  $      5,383.5  64% Interest  Checking  Deposits 7% 1.69% cost of interest‐bearing deposits(1) (1) As of or for the six months ended 6/30/2020. 23

Deposit Growth/Balance  Growth Trend Deposit Growth by Segment ($ in millions)  $6,000 $50.7 $233.7 $98.1  $5,000 $881.1  $1,100.1  $1,049.7 $708.3  $973.2  $545.0   $4,000 $279.4  $440.1  $416.0  $380.0  $617.3 $86.0  $253.9   $3,000 $105.0   $2,000 $3,852.6  $3,845.5  $3,859.3  $3,903.4  $3,418.0  $3,143.0   $1,000  $‐ December 31, December 31, December 31, December 31, March 31, June 30, 2016 2017 2018 2019 2020 2020 Retail ‐ Consumer Wholesale Retail ‐ Business 24

Business Composition By Vertical  December 31, 2019 June 30, 2020 Other HOA Other HOA 15% 10% 18% 8% Other Zero Interest  1031 Exchange Operating 5% 3% Zero Interest  Other Zero Interest  Checking 1.572% Operating 2% 1.572% 1.082% 1031 Exchange 3% 0.830% 27% Zero Interest  1.220% Union Accounts Checking 7% 2% Union Accounts 7% Fiduciary Fiduciary 57% 36% Total business deposits of $973.2 million Total business deposits of $1.1 billion 25

Efficient Operations Result in Consistent Profitability Return on Average Assets(1) Return on Average Equity(1) 0.70% 8.89% 0.67% 0.69% 0.69% 8.02% 7.96% 8.15% 0.48% 5.55% Full year Full year Full Year Full Year YTD Full year Full year Full Year Full Year YTD 12/31/2016 12/31/2017 12/31/2018 12/31/2019 6/30/2020 12/31/2016 12/31/2017 12/31/2018 12/31/2019 6/30/2020 Efficiency Ratio Noninterest Expense to Average Assets 1.3% 59.8% 1.0% 47.8% 48.5% 46.9% 48.3% 1.0% 0.9% 0.9% Full year Full year Full Year Full Year YTD Full year Full year Full Year Full Year YTD 12/31/2016 12/31/2017 12/31/2018 12/31/2019 6/30/2020 12/31/2016 12/31/2017 12/31/2018 12/31/2019 6/30/2020 (1) For periods prior to 2018, net income adjusted for C‐Corp status assumes 42% tax rate.  See non‐GAAP reconciliation in Appendix hereto. 26

Net Interest Margin Quarterly Net Interest Margin Net Interest Margin  1.94% 2.04% 2.05% 1.89% 1.88% 1.88% 1.98% 1.86% 1.84% 1.84% 1.84% 1.86% 1.75% Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Full year Full year Full Year Full Year YTD 12/31/2016 12/31/2017 12/31/2018 12/31/2019 6/30/2020 27

Interest Rate Risk Analysis

On a quarterly basis, the Company measures and reports NII and EVE at Risk to isolate the change in income and equity related solely to interest-earning assets and interest-bearing liabilities. Both models measure instantaneous *parallel shifts* in market interest rates, implied by the forward yield curve.

NII Impact ($ in millions)



5.0%
0.0%
(5.0%)
(10.0%)
(15.0%)
$5.0
$0.0
($5.0)
($10.0)
($15.0)
$1.4
0.9%
(0.2%)
($0.4)
(1.1%)
($1.6)
(2.6%)
($3.9)
(5.3%)
($7.8)
- 100 BP
+ 100 BP
+ 200 BP
+ 300 BP
+ 400 BP
$ Change NII
% Change NII

Interest Rate Risk to Earnings (NII)
June 30, 2020

Change in Interest Rates (basis points)	$ Change NII	% Change NII
+ 400 BP	(7.8)	(5.3%)
+ 300 BP	(3.9)	(2.6%)
+ 200 BP	(1.6)	(1.1%)
+ 100 BP	(0.4)	(0.2%)
- 100 BP	1.4	0.9%

EVE Impact ($ in millions)



25.0%
0.0%
(25.0%)
(50.0%)
(75.0%)
(100.0%)
$50.0
$0.0
($50.0)
($100.0)
($150.0)
($200.0)
($250.0)
($300.0)
$50.5
8.9%
(9.3%)
($52.8)
(15.1%)
($86.0)
(21.7%)
($123.7)
(31.2%)
($177.8)
- 100 BP
+ 100 BP
+ 200 BP
+ 300 BP
+ 400 BP
$ Change EVE
% Change EVE

Interest Rate Risk to Capital (EVE)
June 30, 2020

Change in Interest Rates (basis points)	$ Change EVE	% Change EVE
+ 400 BP	(177.8)	(31.2%)
+ 300 BP	(123.7)	(21.7%)
+ 200 BP	(86.0)	(15.1%)
+ 100 BP	(52.8)	(9.3%)
- 100 BP	50.5	8.9%

Luther Burbank® | Corporation
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1 For (1) Economic % Change in EVE   Luther ‐ ‐ ‐ ‐ ‐ 10% 15% 20% 25% 30% ‐ 0% 5%   Burbank May Jun   Jul Savings Aug Sep Oct Nov Dec Jan   Feb Value Mar Apr 0421 0621 0821 2020 2019 2018 2017 2016 2015 2014 May Jun Jul Aug Sep Oct Nov   Dec of Jan Feb Mar Apr   May Equity Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr   May Trend Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb +200bp Mar Apr May +100bp   Jun Shock Jul Aug   Sep Shock Oct (1) Nov Dec (1) Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun 29

1 Beta (1) Deposits Ave. Monthly Rate % 0.000 0.500 1.000 1.500 2.000 2.500 3.000   is   calculated Jan‐16 Feb‐16   using Mar‐16   Apr‐16 an   average May‐16  ‐ Jun‐16 Cost   Jul‐16 Fed   Aug‐16 Funds Sep‐16   Rate. Oct‐16 Nov‐16   Dec‐16 of Jan‐17 Feb‐17   Mar‐17 Funds Apr‐17 May‐17 Jun‐17 Jul‐17 Deposit Aug‐17     Comparison Sep‐17 Portfolio Oct‐17 Nov‐17   Dec‐17 Cost Jan‐18   Feb‐18 of   Mar‐18 Funds Apr‐18 May‐18 Jun‐18 Jul‐18 Aug‐18 Sep‐18 Oct‐18 Nov‐18 Fed Dec‐18   Funds Jan‐19 Feb‐19 Deposit Mar‐19 Deposit Jun. Apr‐19 2018 Jan.   May‐19 2019     Portfolio Jun‐19 Portfolio  ‐ Jul‐19  ‐ u.2020 Jun. Aug‐19 Jun.     Beta Beta   Sep‐19 2020   Oct‐19   21% 26%   (1) Nov‐19 (1) Dec‐19 Jan‐20 Feb‐20 Mar‐20 Apr‐20 May‐20 30 Jun‐20

Executive Management  Simone Lagomarsino. Ms. Lagomarsino, serves as President and Chief Executive Officer (“CEO”) of the Company and the Bank. Ms. Lagomarsino has served on our Board of Directors since November 30, 2018. Prior to joining the Company, Ms. Lagomarsino was President and CEO of the Western Bankers Association and a director of Pacific Premier Bancorp. (NASDAQ: PPBI). From 2011 to 2016, she served as CEO of Heritage Oaks Bank, and President and CEO and a director of Heritage Oaks Bancorp. Ms. Lagomarsino also previously held executive positions with Hawthorne Financial Corporation, Ventura County National Bank, and Kinecta Federal Credit Union. In addition to her role at the Company, Ms. Lagomarsino serves on the board of directors of the Federal Home Loan Bank of San Francisco and Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI). We believe Ms. Lagomarsino's extensive experience in leadership roles in numerous financial institutions, including public companies, gives her valuable insight and enables her to make significant contributions as a member of our Board. Laura Tarantino. Ms. Tarantino serves as Chief Financial Officer of the Company and Bank, a position she has held since 2006. In this role, she oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings. She also serves on the Company's Executive Committee. Ms. Tarantino has over 28 years of experience with the Bank, having joined as Controller in 1992. She previously served as Audit Manager for KPMG LLP, San Francisco, specializing in the financial services industry. In addition to her role at the Company, Ms. Tarantino has served as an audit committee member for the Santa Rosa Council on Aging since 2012. Ms. Tarantino is a CPA (inactive) and holds a B.S. in Business Administration ‐ Finance & Accounting with summa cum laude honors from San Francisco State University. John A. Cardamone. Mr. Cardamone joined the Bank as Chief Credit Officer in 2014. He oversees the Bank's credit administration, appraisal and special assets activities and serves on the Executive Committee. Prior to joining the Bank, Mr. Cardamone served as a Senior Vice President & Divisional Credit Manager ‐ Commercial Real Estate at Bank of the West from 2008 until 2014, Chief Credit Officer at GreenPoint Mortgage, Senior Vice President ‐ Global Risk Management at GE Capital's Mortgage Insurance Unit and Managing Director and Chief Credit Officer at the Federal Home Loan Bank of San Francisco. Mr. Cardamone holdsan M.B.A. in Finance from the Wharton School at the University of Pennsylvania, an M.B.A. in Management from St. Mary's College and a B.B.A. in Business Statistics from Temple University. 31

Executive Management - Continued

Bill Fanter. Mr. Fanter serves the Company as Head of Retail Banking. In this role he is responsible for expanding the Bank's deposit offerings and creating greater access to its products and services, including consumer deposit generation across traditional branch and online banking platforms. He is also a member of the Company's Executive Committee. Prior to joining the Company in 2020, Mr. Fanter served as Executive Vice President, Head of Retail Banking at Opus Bank from 2019 and previous to that, as Senior Vice President, Consumer and Business Banking Market Executive at U.S. Bank from 2003-2019. His background also includes positions as Director of Automation Services at Kirchman Corporation and several roles culminating with Senior Vice President, Chief Operating Officer at GreatBanc, Inc.

Tammy Mahoney. Ms. Mahoney joined the Company in 2016 and serves as the Chief Risk Officer. In her role, Ms. Mahoney oversees the Company's compliance, internal audit and risk management functions; she is also a member of its Executive Committee. Prior to joining the Bank, Ms. Mahoney served as Senior Vice President of Enterprise Risk and Compliance at Opus Bank from 2011 through 2015; as Director, Risk Advisory Services at KPMG LLP from 1995 to 2004; and as Associate National Bank Examiner with the Office of the Comptroller of the Currency. A Certified Enterprise Risk Professional, Certified Regulatory Compliance Manager and Certified Internal Auditor, Ms. Mahoney holds a B.S. in Business Administration - Finance from San Diego State University.

Liana Prieto. Ms. Prieto serves as General Counsel and Corporate Secretary of the Company and Bank. In this role she is responsible for leading a team of legal, human resources, Bank Secrecy Act, fair and responsible banking and third party risk management professionals. She is also a member of the Company's Executive Committee. Prior to joining the Bank in 2014, Ms. Prieto served as Associate and then Counsel at Buckley LLP from 2009 to 2014, and as a trial attorney in the Enforcement & Compliance Division of the Office of the Comptroller of the Currency. In addition to her role at the Company, Ms. Prieto has served in leadership and advisory roles on the Banking Law Committee of the American Bar Association's Business Law Section and the American Association of Bank Directors. She also serves on the Board of Directors of Long Beach Local, a non-profit that supports sustainable urban agriculture. Ms. Prieto holds a J.D. from Fordham University School of Law and a B.A. from Georgetown University.

Luther Burbank® | Corporation
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Board of Directors Victor S. Trione. Mr. Trione, serves as Chair of the Board of Directors of the Company and the Bank, a position he has held since founding the Bank in 1983. In addition to serving as our Chair, Mr. Trione is President of Vimark, Inc., a real estate development and vineyard management company, and co‐proprietor of Trione Winery. Mr. Trione also serves in the following roles: Director and Chair of the Executive Committee of Empire College; Advisory Board member of the Stanford Institute for Economic Policy Research; Board of Overseers of Stanford University's Hoover Institution; and, trustee of the U.S. Navy Memorial Foundation. As one of our founders, Mr. Trione brings continuity and deep historic knowledge of the Company to the Board, which enables him to make significant contributions as a member of our Board. John C. Erickson. Mr. Erickson, serves on the Audit and Risk Committee and on the Compensation Committee. Mr. Erickson has served on our Board of Directors since 2017. Mr. Erickson has more than 35 years of financial services experience, including over 30 years at Union Bank N.A. He served in many executive roles across that institution, culminating in two vice chairman positions (Chief Risk Officer and Chief Corporate Banking Officer) between 2007 and 2014. As Chief Corporate Banking Officer, he oversaw commercial banking, real estate, global treasury management, wealth management and global capital markets. He was a director of Zions Bancorporation (NASDAQ: ZION) from 2014 to 2016, and chair of that board's Risk Committee, as well as a member of the Audit Committee. He also served as President, Consumer Banking and President, California, for CIT Group, Inc. (NYSE: CIT) in 2016. He joined the board of directors of Bank of Hawaii Corporation (NYSE: BOH) in January 2019, and serves as a member of its Audit and Risk Committee and Nominating and Governance Committee. Mr. Erickson qualifies as an "audit committee financial expert" as defined in SEC rules. We believe Mr. Erickson's extensive knowledge of banking and his service on public company boards give him valuable insight and enable him to make significant contributions as a member of our Board. Jack Krouskup. Mr. Krouskup, serves as Chair of the Audit and Risk Committee and also serves on the Governance and Nominating Committee. Mr. Krouskup has served on our Board of Directors since 2012. He is a certified public accountant (inactive) with more than 35 years of experience serving customers in a variety of industries. At Deloitte, he served as partner‐in‐charge of the company's Northern California Financial Services practice and also served on Deloitte's Financial Services Advisory Committee. Mr. Krouskup has years of boardroom experience representing Deloitte with numerous global and highly complex organizations. Consequently, he has an extensive corporate governance background and deep familiarity with board and audit committee best practices. Mr. Krouskup retired from Deloitte in 2011. He currently serves on the board of directors of Verity Health System and on the Board of Trustees of the University of California, Santa Barbara, Alumni Association. Mr. Krouskup qualifies as an "audit committee financial expert" as defined in SEC rules. We believe Mr. Krouskup's significant experience as an auditor and certified public accountant give him valuable insight and enable him to make significant contributions as a member of our Board. 33

Board of Directors ‐ Continued Anita Gentle Newcomb. Mrs. Newcomb, serves on the Audit and Risk Committee. Ms. Newcomb has served on our Board of Directors since 2014. Her experience spans over three decades in the financial services industry as a commercial banker, investment banker, and strategic consultant. She has advised numerous banks and financial services companies on a wide range of corporate development initiatives, from strategic planning, consumer and business banking strategy, and corporate governance best practices, to mutual conversions and valuing and structuring acquisitions. Most recently, Ms. Newcomb was president of A.G. Newcomb & Co., a financial services consultancy, she founded and managed from 1999 to 2019. She also served on the board of the Federal Reserve Bank of Richmond‐ Baltimore Branch from 2010 through 2015. She is also a certified public accountant (inactive). Ms. Newcomb qualifies as an "audit committee financialexpert"as defined in SEC rules. We believe Ms. Newcomb's extensive knowledge of banking, as well as her expertise in strategic planning for community and regional banks, give her valuable insight and enable her to make significant contributions as a member of our Board. Bradley M. Shuster. Mr. Shuster, serves as Chair of the Compensation Committee and also serves on the Governance and Nominating Committee. Mr. Shuster has served on our Board of Directors since 1999. Mr. Shuster has served as Executive Chairman and Chairman of the Board of NMI Holdings, Inc. (NASDAQ: NMIH) since January 2019. Mr. Shuster founded National MI and served as Chairman and Chief Executive Officer of the company from 2012 to 2018. Prior to founding National MI, he was a senior executive of The PMI Group, Inc. (NYSE: PMI), where he served as Chief Executive Officer of PMI Capital Corporation. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte, where he served as partner‐in‐charge of Deloitte's Northern California Insurance and Mortgage Banking practices. Mr. Shuster has received both CPA and CFA certifications. He is a member of the board of directors of McGrath Rentcorp (NASDAQ: MGRC), and serves as a member of its Audit and Governance Committees. We believe Mr. Shuster's experience leading a public company, as well as his service on public company boards and his tenureonour Board, give him valuable insight and enable him to make significant contributions as a member of our Board. Thomas C. Wajnert. Mr. Wajnert, serves as our Lead Independent Director, Chair of the Governance and Nominating Committee, and a member of the Compensation Committee. Mr. Wajnert has served on our Board of Directors since 2013. He launched his career in 1968 with US Leasing, a NYSE‐listed company. For over 40 years, Mr. Wajnert has navigated the changing currents of the equipment leasing industry and built an impressive list of accomplishments, including serving as Chief Executive Officer and Chair of AT&T Capital Corporation, an international, full‐service equipment leasing and commercial finance company, from 1984 to 1996. Mr. Wajnert also has extensive public company board experience at Reynolds American as Chair, and at Solera, UDR, Inc., NYFIX, and JLG Industriesasa director. Mr. Wajnert also serves on the board of International Finance Group, one of the largest privately owned P&C insurance companies in the U.S., and for many years served as a Trustee of Wharton's Center for Financial Institutions. We believe Mr. Wajnert's substantial experience in leadership of public companies, both as an executive and a director, give him valuable insight and enable him to make significant contributions as a member of our Board. 34

Appendix

Balance Sheet ($ in 000’s) June 30, 2020 (1) December 31, 2019 ASSETS Cash, cash equivalents and restricted cash   $                   170,197  $                     88,565  Available for sale investment securities, at fair value                       635,324                        625,074  Held to maturity investment securities, at amortized cost (fair value of $9,839 and $10,349 at  June 30, 2020 and December 31, 2019 respectively)                            9,400                          10,170  Equity securities, at fair value                         12,070                          11,782  Loans receivable, net of allowance for loan losses of $45,985 and $36,001 as of June 30, 2020  and December 31, 2019, respectively                    6,235,054                     6,194,976  Accrued interest receivable                         20,388                          20,814  Federal Home Loan Bank ("FHLB") stock, at cost                         29,612                          30,342  Premises and equipment, net                         19,262                          19,504  Goodwill                            3,297                             3,297  Prepaid expenses and other assets                         33,742                          41,304  Total assets  $               7,168,346  $               7,045,828  LIABILITIES AND STOCKHOLDERS' EQUITY          Liabilities: Deposits  $               5,383,519  $               5,234,717  Federal Home Loan Bank advances                       961,747                        978,702  Junior subordinated deferrable interest debentures                         61,857                          61,857  Senior debt $95,000 face amount, 6.5% interest rate, due September 30, 2024 (less debt issuance costs  of $522 and $584 at June 30, 2020 and December 31, 2019, respectively)                         94,478                          94,416  Accrued interest payable                            1,253                             2,901  Other liabilities and accrued expenses                         68,810                          58,771  Total liabilities                    6,571,664                     6,431,364          Stockholders' equity: Common stock, no par value; 100,000,000 shares authorized; 52,382,895 and 55,999,754 shares  issued and outstanding at June 30, 2020 and December 31, 2019, respectively                       414,264                        447,784  Retained earnings                       175,852                        165,236  Accumulated other comprehensive income, net of taxes                            6,566                             1,444  Total stockholders' equity                       596,682                        614,464  Total liabilities and stockholders' equity  $               7,168,346  $               7,045,828  (1) Unaudited 36

Income Statement ($ in 000's, except per share data)

	For the Three Months Ended June 30, (1) 2020	For the Three Months Ended June 30, (1) 2019	For the Six Months Ended June 30, (1) 2020	For the Six Months Ended June 30, (1) 2019
Interest and fee income:				
Loans	$ 58,190	$ 61,015	$ 118,895	$ 122,068
Investment securities	2,316	4,118	5,619	8,043
Cash, cash equivalents and restricted cash	55	522	372	922
Total interest and fee income	60,561	65,655	124,886	131,033
Interest expense:				
Interest on deposits	19,821	26,471	44,402	50,759
Interest on FHLB advances	5,685	6,410	11,243	13,182
Interest on junior subordinated deferrable interest debentures	332	632	825	1,283
Interest on other borrowings	1,575	1,574	3,153	3,149
Total interest expense	27,413	35,087	59,623	68,373
Net interest income before provision for loan losses	33,148	30,568	65,263	62,660
Provision for loan losses	5,250	450	10,550	750
Net interest income after provision for loan losses	27,898	30,118	54,713	61,910
Noninterest income:				
Net gain on sale of loans	-	197	-	530
FHLB dividends	374	552	909	1,047
Other income	297	739	560	1,291
Total noninterest income	671	1,488	1,469	2,868
Noninterest expense:				
Compensation and related benefits	10,300	8,614	21,505	18,666
Deposit insurance premium	471	487	947	985
Professional and regulatory fees	454	457	885	898
Occupancy	1,101	1,399	2,241	2,789
Depreciation and amortization	687	664	1,356	1,329
Data processing	1,038	945	2,005	1,864
Marketing	330	1,071	1,205	2,225
Other expenses	967	1,072	2,063	2,202
Total noninterest expense	15,348	14,709	32,207	30,958
Income before provision for income taxes	13,221	16,897	23,975	33,820
Provision for income taxes	3,903	5,239	7,081	10,152
Net income	$ 9,318	$ 11,658	$ 16,894	$ 23,668
Basic earnings per common share	$ 0.18	$ 0.21	$ 0.31	$ 0.42
Diluted earnings per common share	$ 0.18	$ 0.21	$ 0.31	$ 0.42
Dividends per common share	$ 0.06	$ 0.06	$ 0.12	$ 0.12
Weighted average common shares outstanding - basic	52,465,458	56,108,618	54,038,642	56,314,213
Weighted average common shares outstanding - diluted	52,551,006	56,291,388	54,138,052	56,507,042

(1) Unaudited

Luther Burbank® | Corporation

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Net Interest Margin ($ in 000's)

	For the Six Months Ended June 30, 2020			For the Three Months Ended June 30, 2020			For the Three Months Ended March 31, 2020		
	Average Balance	Interest Inc / Exp	Average Yield/Rate [5]	Average Balance	Interest Inc / Exp	Average Yield/Rate [5]	Average Balance	Interest Inc / Exp	Average Yield/Rate [5]
Interest-Earning Assets									
Multifamily residential	$4,042,681	$ 79,146	3.92%	$4,075,885	$ 38,551	3.78%	$4,009,477	$ 40,594	4.05%
Single family residential	1,967,298	34,257	3.48%	1,955,592	16,867	3.45%	1,979,005	17,390	3.51%
Commercial real estate	206,921	4,766	4.61%	209,725	2,411	4.60%	204,118	2,355	4.61%
Construction, land and NM	21,363	726	6.83%	21,391	361	6.79%	21,334	366	6.90%
Total loans [1]	6,238,263	118,895	3.81%	6,262,593	58,190	3.72%	6,213,934	60,705	3.91%
Securities available-for-sale/ equity	637,628	5,493	1.72%	643,699	2,255	1.40%	631,556	3,238	2.05%
Securities held-to-maturity [2]	9,761	126	2.58%	9,522	61	2.56%	10,000	65	2.60%
Cash, cash equivalents and restricted cash	120,380	372	0.62%	127,565	55	0.17%	113,196	317	1.13%
Total interest-earning assets	7,006,032	124,886	3.57%	7,043,379	60,561	3.44%	6,968,686	64,325	3.69%
Noninterest-earning assets	65,288			63,821			66,756		
Total assets	$7,071,320			$7,107,200			$7,035,442		
Interest-Bearing Liabilities									
Interest-bearing demand deposits	$ 249,520	$ 903	0.72%	$ 272,160	$ 332	0.48%	$ 226,879	$ 572	0.01%
Money market demand accounts	1,390,479	7,453	1.06%	1,422,739	3,314	0.92%	1,358,219	4,139	1.21%
Time deposits - Retail	3,104,552	33,204	2.12%	3,084,317	15,193	1.95%	3,124,787	18,009	2.28%
Total interest-bearing deposits - Retail	4,744,551	41,560	1.73%	4,779,216	18,839	1.56%	4,709,885	22,720	1.91%
Time deposits - Wholesale	459,148	2,842	1.24%	473,187	982	0.83%	445,110	1,861	1.68%
Total interest-bearing deposits	5,203,699	44,402	1.69%	5,252,403	19,821	1.49%	5,154,995	24,581	1.89%
FHLB advances	977,650	11,243	2.31%	961,410	5,685	2.38%	993,890	5,558	2.25%
Senior debt	94,442	3,153	6.68%	94,458	1,575	6.67%	94,427	1,578	6.68%
Junior subordinated debentures	61,857	825	2.68%	61,857	332	2.16%	61,857	493	3.21%
Total interest-bearing liabilities	6,337,648	59,623	1.87%	6,370,128	27,413	1.71%	6,305,169	32,210	2.03%
Noninterest-bearing demand deposits	55,529			64,744			46,315		
Noninterest-bearing liabilities	69,745			71,662			67,827		
Total liabilities	6,462,922			6,506,534			6,419,311		
Total stockholders' equity	608,398			600,666			616,131		
Total liabilities and stockholders' equity	$7,071,320			$7,107,200			$7,035,442		
Net interest spread [3]			1.70%			1.73%			1.66%
Net interest income/margin [4]		$ 65,263	1.86%		$ 33,148	1.88%		$ 32,115	1.84%

(1) Non-accrual loans are included in total loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan costs, net.
(2) Securities held to maturity include municipal securities. Yields are not calculated on a tax equivalent basis.
(3) Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(4) Net interest margin is net interest income divided by total average interest-earning assets.
(5) Yields shown are annualized.

Luther Burbank® | Corporation
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Non-GAAP Reconciliation ($ in 000's)

	As of or For the Six Months Ended June 30, 2020	As of or For the Years Ended December 31, 2019	2018	2017	2016
Tangible common equity					
Total assets	$ 7,168,346	$ 7,045,828	$ 6,937,212	$ 5,704,380	$ 5,063,585
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Less: Total liabilities	(6,571,664)	(6,431,364)	(6,356,067)	(5,154,635)	(4,659,210)
Tangible common equity	$ 593,385	$ 611,167	$ 577,848	$ 546,448	$ 401,078
Tangible assets					
Total assets	$ 7,168,346	$ 7,045,828	$ 6,937,212	$ 5,704,380	$ 5,063,585
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Tangible assets	$ 7,165,049	$ 7,042,531	$ 6,933,915	$ 5,701,083	$ 5,060,288
Tangible common equity to tangible assets					
Tangible book value (numerator)	$ 593,385	$ 611,167	$ 577,848	$ 546,448	$ 401,078
Tangible assets (denominator)	7,165,049	7,042,531	6,933,915	5,701,083	5,060,288
Tangible common equity to tangible assets	8.3%	8.7%	8.3%	9.6%	7.9%
Efficiency ratio					
Noninterest expense (numerator)	$ 32,207	$ 62,386	$ 62,687	$ 56,544	$ 61,242
Net interest income	$ 65,263	$ 128,407	$ 125,087	$ 110,895	$ 94,594
Noninterest income	1,469	4,675	4,131	7,508	7,885
Operating revenue (denominator)	$ 66,732	$ 133,082	$ 129,218	$ 118,403	$ 102,479
Efficiency ratio	48.3%	46.9%	48.5%	47.8%	59.8%
Pro forma items (1)					
Net income before income taxes				$ 65,231	$ 53,940
Effective tax rate				42%	42%
Pro forma provision for income taxes				$ 27,397	$ 22,655
Net income before income taxes				$ 65,231	$ 53,940
Pro forma provision for income taxes				27,397	22,655
Pro forma net income				$ 37,834	$ 31,285
Pro forma net income (numerator)				$ 37,834	$ 31,285
Average assets (denominator)				5,485,832	4,676,676
Pro forma return on average assets				0.69%	0.67%
Average stockholders' equity (denominator)				$ 425,698	$ 390,318
Pro forma return on average stockholders' equity				8.89%	8.02%

(1) For periods prior to January 1, 2018, we calculate our pro forma net income, earnings per share, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S-Corporation tax to net income, and using a combined C-Corporation effective tax rate for Federal and California income taxes of 42%. This calculation reflects only the change in our status as an S-Corporation and does not give effect to any other transaction.

Luther Burbank® | Corporation

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